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                         INTEGRATED INTERACTIVE, INC
                                   AND
                       COMMONWEALTH PRINCIPALS II, LLC

                             CREDIT AGREEMENT
                         DATED SEPTEMBER 2, 1998

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     THIS CREDIT AGREEMENT, dated September 2, 1998 (as amended and modified from time to time) (the "Agreement") is by and between Integrated
Interactive, Inc., a Delaware corporation (the "Company") and Commonwealth Principals II, LLC, a Delaware limited liability company (the "Lender").

                              INTRODUCTION

     The Company desires to obtain a credit facility in the maximum principal amount of $3,000,000 in order to provide funds for the implementation of its plan to execute a consolidation of a group of contract research companies and contemporaneous initial public offering ("IPO") of the common stock of the Company, and Lender is willing to establish such a credit facility in favor of the Company on the terms and conditions herein set forth.

     In consideration of the premises and the mutual agreements herein contained, the parties agree as follows:


                                ARTICLE I
                               DEFINITIONS

     DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

     "Closing Date" - means the closing of the IPO of Integrated Interactive pursuant to the final Registration Statement on Form S-1 filed with the Securities Exchange Commission covering the offer and sale of Integrated Interactive common stock.

     "Event of Default" - means any of the events or conditions described in
Section 5.1.

     "Founding Company" - means one of the companies that make up the consolidated group of companies described in the final Registration Statement on Form S-1 filed with the Securities Exchange Commission covering the offer and sale of Integrated Interactive common stock in the IPO.

     "Interest Rate" - means the Prime Rate.

     "Prime Rate" - means the prime rate of interest cumulative, non-compounded as reported by the Wall Street Journal from time to time under its Money Rates column.

     "Loan" - means any borrowing under Section 2.3 evidenced by a Note and made pursuant to Section 2.1.

     "Note" - means any promissory note of the Company evidencing the Loans in substantially the form annexed hereto as EXHIBIT A as amended or modified from time to time, together with any promissory note or notes issued in exchange or replacement thereof.

     "Termination Date" means the Closing Date.



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     "Integrated Interactive" means Integrated Interactive Inc., a Delaware corporation, its successors, and any other similar entity that at the closing of the planned consolidation and IPO involving the internet consulting Plan is the public company.


                                   ARTICLE II
                          THE COMMITMENT AND THE LOANS

     2.1 COMMITMENT. Subject to his privilege to terminate this Credit Agreement at any time, Lender agrees, subject to the terms of this Agreement, to make Loans to the Company pursuant to Section 2.3 from time to time not to exceed a maximum principal amount at any time outstanding of $3,000,000.

     2.2 TERMINATION AND REDUCTION OF COMMITMENT. Lender shall have the right to terminate or reduce the Commitment at any time and from time to time at his sole and absolute discretion upon notice of such termination or reduction to the Company.

     2.3 DISBURSEMENT OF LOANS. The Company shall give notice of its request for each Loan in substantially the form of EXHIBIT B hereto not later than three business days prior to the date the Loan is requested to be made. Subject to the terms and conditions of this Agreement, including Lender's right to terminate his commitment, the proceeds of each requested Loan will be made available to the Company by a check made out to the order of the Company.

     2.4 CONDITION OF DISBURSEMENT. The obligation of Lender to make any Loans is subject to receipt by Lender of the following documents and completion of the following matters, in form and substance reasonably satisfactory to the
Lender:
          (a) An authorizing resolution and evidence of other corporate action taken by the Company to authorize the execution, delivery, and performance by the Company with this Agreement and the Note;

          (b) The Notes, duly executed on behalf of the Company, for Lender.

     2.5 MINIMUM AMOUNTS. Except for Loans which exhaust the entire remaining amount of the commitment, each Loan shall be in a minimum amount of $5,000,000.

                                     III
                                   PAYMENTS

     3.1 PRINCIPAL AND INTEREST PAYMENTS. The Company shall pay to Lender on the earlier of Demand and the Termination Date the entire outstanding principal amount plus interest at the Interest Rate on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made until such Loan is paid in full.



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     3.2 NO SETOFF OR DEDUCTION. All payments of principal and interest on the Loans shall be made by the Company without setoff or counterclaim.

                                       IV
                                    COVENANTS

     The Company covenants and agrees that until the Termination Date and thereafter until irrevocable payments in full of the principal and accrued interest on the Notes under this Agreement it shall.

          (a) PRESERVATION OF CORPORATE EXISTENCE. Do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its legal existence and its qualification as a foreign entity in good standing in each jurisdiction in which such qualification is necessary under applicable law.

          (b) ACCOUNTING. Maintain a system of accounting established and administered in accordance with sound business practices.

                                       V
                                    DEFAULT
     5.1 EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder:

          (a) NONPAYMENT OF PRINCIPAL OR INTEREST. The Company shall fail to pay when due any principal or interest of Notes;

          (b) CERTAIN COVENANTS. The Company shall fail perform or observe any term, covenant or agreement contained in Article V and such failure shall continue for 30 calendar days after occurrence thereof;

          (c) INSOLVENCY. The Company or any of its subsidiaries shall be dissolved or liquidated or shall make a general assignment for the benefit of its creditors, or shall institute or shall be instituted against the Company or any of its subsidiaries any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, or the appointment of a receiver, trustee, custodian or other similar official for it or for a substantial part of its assets, rights, revenues or property.

          (d) CHANGE OF CONTROL. The Company shall experience a Change of Control. For purposes of this Section "Change in Control"-- shall be deemed to have occurred upon the first to occur of the following:

               (i) The acquisition, other than from the Company, by and individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the



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          Exchange Act) of Beneficial Ownership of fifty (50%) percent or more of either (1) the then-outstanding capital interest of the Company (the "Outstanding Company Capital") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the Management Committee (the "Outstanding Company Voting Securities"); and

               (ii) Individuals who, as of the date hereof, constitute the Management Committee cease for any reason to constitute at least a majority of the Management Committee.

     5.2 REMEDIES. Upon the occurrence of and during the continuance of any Event of Default, the Lender may and shall by notice to the Company terminate the Commitments or declare the outstanding principal of, and accrued interest on, the Notes to be immediately due and payable, whereupon the Commitments shall terminate forthwith and all amounts shall become immediately due and payable.

                                       VI
                                   ARBITRATION

     ALL CLAIMS (PURSUANT TO FEDERAL OR STATE STATUTE(S) OR BY COMMON LAW), CONTROVERSIES, DIFFERENCES OR DISPUTES BETWEEN COMPANY AND LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AT THE TIME OF THE DISPUTE. AFTER AN AWARD IS RENDERED BY THE ARBITRATOR(S), A JUDGMENT MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. THE ARBITRATION SHALL OCCUR IN FAIRFAX COUNTY, VIRGINIA TO THE EXCLUSION OF ALL OTHER LOCATIONS. THE ARBITRATOR(S) CANNOT ADD OR SUBTRACT TO THE CONTENTS OF THIS AGREEMENT. THE PARTIES AGREE THAT THE ARBITRATOR(S) MAY INCLUDE PROVISIONS FOR THE PAYMENT OF COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY'S FEES AS PART OF ANY RULING OR AWARD MADE THEREUNDER. THE PARTIES ACKNOWLEDGE THAT ARBITRATION SHALL BE THE SOLE, FINAL, BINDING AND EXCLUSIVE REMEDY OF THE PARTIES WITH RESPECT TO ANY SUCH MATTER FOR WHICH ARBITRATION IS REQUIRED HEREUNDER. IN PREPARATION FOR THE ARBITRATION HEREIN, EACH PARTY MAY UTILIZE ALL METHODS OF DISCOVERY AUTHORIZED BY THE PROCEDURAL RULES AND STATUTES OF THE COMMONWEALTH OF VIRGINIA AND MAY ENFORCE THE RIGHT TO OBTAIN SUCH DISCOVERY IN THE MANNER PROVIDED BY SAID RULES AND STATUTES AND/OR BY THE ARBITRATION LAW OF THE COMMONWEALTH OF VIRGINIA.



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                                    ARTICLE VII
                                   MISCELLANEOUS

     7.1 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (iii) delivered by a recognized overnight courier service, to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

          (a)     If to Lender:

                  Commonwealth Principals II, LLC

          (b)     If to Company:

                  Integrated Interactive, Inc.

                  Attention:

Date of service of such notice shall be (x) the date such notice is personally delivered. (y) three (3) days after the date of mailing if sent by certified or registered mail, or (z) one (1) day after date of delivery to the overnight courier if sent by overnight courier.

     7.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

     7.3 DOCUMENTS. Each party will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

     7.4 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.5 GOVERNING LAW. This Agreement shall be construed and governs in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflicts and choice of law principles.

     7.6 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.



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     7.7 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but will not be assignable or delegable by any party without the prior written consent of the other party.

     7.8 ENTIRE AGREEMENT. This Agreement and all the Exhibits attached to the Agreement (which shall be deemed incorporated in the Agreement and made a part hereof) set forth the entire understanding of the parties and supersedes all prior or contemporaneous agreements or negotiations (whether in writing or oral) and may be modified only by instruments signed by by both of the parties hereto. Oral modifications are absolutely prohibited.

     7.9 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

     7.10 INTERPRETATIVE MATTERS. Unless the context otherwise requires, (i) all references to Articles, Sections, Schedules or Exhibits in this Agreement, and (ii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

     7.11 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising a right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of the right, power, or privilege, and no single or partial exercise of a right, power, or privilege will preclude any other or further exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in it can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given. Every right and remedy granted by this Agreement or the Notes or by applicable law to the Lender may be exercised from time to time and as often as may be deemed expedient by Lender and unless contrary to the express provisions of this Agreement or the Notes, irrespective of the occurrence or continuance of any Default or Event of Default.



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    IN WITNESS WHEREOF, the parties have executed this Agreement this 2d day of September, 1998.

WITNESS:                     INTEGRATED INTERACTIVE, INC.

                             By:  /s/ J. Marshall Coleman
                                --------------------------
                                   J. Marshall Coleman

                             LENDER:

                             COMMONWEALTH PRINCIPALS II, LLC

                             /s/ [illegible]
                             ----------------------------



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